Exhibit 99.1

Adar A 9, 5779

February 14, 2019

Our ref.: 20180544/2

Mr. Doron Sadan, CPA

Kesselman & Kesselman

25 Hamered St., Trade Tower

Tel Aviv 68125

Dear Sir,

Re: The sale of shares of Orbotech Ltd. to KLA-Tencor Corporation –

exchange of shares pursuant to Section 104H of the Ordinance – public shareholders

(Ref.: Your letter of May 24, 2018)

1.	The facts as provided to us by you:

1.1.

Orbotech Ltd., (the “Company” or “Orbotech”), Public Co. 520035213, Tax Withholding File 926094848, is an Israeli-resident public company, which was incorporated as a private company on February 8, 1981, and which securities are listed since 1984 on the NASDAQ Stock Market, in New York, U.S.A. (the “NASDAQ”).

1.2.

The Company engages, directly or indirectly, through held companies, mainly in the development, manufacture, marketing and service of products used in the process of manufacturing electronic components, and mainly in the production of printed circuit boards and flat-panel displays, and in the planning, development, manufacture, marketing and service of manufacturing solutions in the advanced packaging industry and of microelectromechanical systems for the semiconductor industry. The Company sells these products to manufacturers of electronic components. In addition, the Company engages, through a subsidiary (OrboGraph Ltd.), in the development and marketing of handwriting recognition software, and holds the rights in a limited partnership that develops software for the printed circuit board industry (Frontline P.C.B Solutions Limited Partnership).

1.3.

The Company’s issued and paid up capital as of December 6, 2018, includes 48,890,981 ordinary shares of par value ILS 0.14, all which are listed on the NASDAQ. In addition, there are 5,410,773 treasury shares held by the Company and subsidiaries thereof.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

1.4.	The Company’s shareholders are as follows:

Interested parties

1.4.1.

Dr. Jacob Richter, I.D. 001652502, an Israeli-resident individual who is a Director of the Company, holding, to the best knowledge of the Company, together with his wife, Dr. Judith Richter, I.D. 007630973 (hereinafter: (“Jacob Richter”), (“Judith Richter”) and jointly: (the “Richter Couple”), 2,624,839 shares as of December 19, 2018, constituting approx. 5.4% of the Company’s issued and paid up capital. All of the shares held by the Richter Couple were purchased after the listing of Orbotech.

1.4.2.

Mr. Yochai Richter, I.D. 001652494, an Israeli-resident individual who is the Chairman of the Company’s board of directors, and brother of Jacob Richter (“Yochai Richter”) holding, to the best knowledge of the Company, as of December 19, 2018, 1,024,147 shares, constituting approx. 2.1% of the Company’s issued and paid up capital. All of the shares held by Yochai Richter were purchased after the listing of Orbotech.

1.4.3.

Clal Insurance Enterprises Holdings Limited, Public Company no. 520036120 (“Clal”) holding, as of January 25, 2018 (according to a report that was submitted by Clal to the United States Securities and Exchange Commission) “SEC”) on February 5, 2018) approx. 2,423,483 shares, constituting approx. 4.9% of the Company’s issued and paid up capital, of which approx. 107,150 shares in its Nostro portfolio (the “Nostro Shares”) and the balance through investment funds which are managed by the company for members (the “Provident Shares”). To the Company’s best knowledge, all of the shares held by Clal in the Nostro portfolio (as of the said date) were purchased after the listing of Orbotech.

1.4.4.

Renaissance Technologies LLC (“Renaissance”) which is an American investment body (the identity of investors is unknown to the Company) holding, as of January 4, 2018 (according to a report that was submitted by Renaissance to the SEC on February 14, 2018) approx. 2,642,800 shares, constituting approx. 5.4% of the Company’s issued and paid up capital.

1.4.5.

In addition, the following individuals hold Company shares, as of December 9, 2018: Yehudit Bronicki – 21,308 shares, Dan Falk – 21,308 shares, Eliezer Tokman – 19,776 shares, Prof. Shimon Ullman – 134,663 shares, Arie Weisberg – 69,381 shares, Avner Hermoni – 11,570 shares, Michael Anghel – 28,568 shares, Joseph Tenne – 8,425 shares, Miron Kenneth – 1,825 shares – all of whom serve as directors of the Company; and Asher Levy – 105,095 shares, who is the Company’s CEO (the “Additional Shareholders”).

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Professional Division

Restructuring Department

1.4.6.	The Richter Couple, Yochai Richter, Clal (for the Nostro Shares), Renaissance and the Additional Shareholders shall be hereinafter jointly referred to as: the “Interested Parties”.

Public shareholders

1.4.7.

Orbotech’s remaining shareholders, each holding less than 5% of the Company’s share capital, who purchased their shares after their listing and are not controlling shareholders, as this term is defined in Section 3(i) of the Income Tax Ordinance [New Version], 5721-1961(the “Ordinance”) and are not Interested Parties as stated in Section 1.4.6 above (the “Public Shareholders” and/or the “Public”). For the sake of good order, it is noted that this tax ruling treats the Interested Parties and the Public according to their rate of holdings of Company shares on the Closing Date (as defined in Section 1.10 below).

1.5.	The Company’s shares are held in the following manner:

1.5.1.	The Company’s shares which are traded on the NASDAQ are listed with American Stock Transfer & Trust Company LLC, an American transfer agent (the “Transfer Agent”).

1.5.2.	Most of the shares which are traded on the NASDAQ were purchased through foreign brokers (the “Foreign Brokers”) and are held through the Transfer Agent in the name of the Foreign Brokers.

1.5.3

Some of the shares which are traded on the NASDAQ are registered directly in the name of the shareholders with the Transfer Agent, such that these shareholders hold their shares directly vis-à-vis the Transfer Agent.

1.5.4.

Some of the shares which are traded on NASDAQ were purchased through stock exchange members in Israel and/or financial institutions in Israel (through Foreign Brokers or directly) (“TASE Members”) and are held through the Transfer Agent in the name of the Foreign Brokers and/or in the name of TASE Members.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

1.6.	In addition, the Company granted rights to employees and officers as follows:

1.6.1.

To employees and/or officers and/or advisors of the Company who are not “controlling shareholders” as defined in Sections 32(9) and 102 of the Ordinance, and who are residents of Israel (the “Employees”), the Company granted equity compensation, as outlined in Section 102 of the Ordinance, on the capital gains with a trustee track (“Capital Gains 102 Rights Holders”), pursuant to the Company’s option plans of 2000[1], 2003, 2010 and 2015, which were submitted for the approval of the tax assessor for large enterprises as a plan for the allotment of options on a capital gains track pursuant to Section 102(b)(3) of the Ordinance (the “Option Plans”). As of the date herein, the trustee for the Option Plans is IBI Capital Compensation and Trusts (2004) Ltd. (the “102 Trustee”).

1.6.2.

In addition, the Company has allotted to officers (who at certain times were deemed controlling shareholders) and/or to advisors of the Company, by virtue of the Option Plans, equity compensation under Section 3(i) of the Ordinance (“3(i) Rights Holders”). Accordingly, the 102 Trustee currently holds, for the 3(i) Rights Holders, the following grants under Section 3(i) of the Ordinance:

1.6.2.1.	Options to purchase shares of the Company (“3(i) Options”).

1.6.2.2.	Restricted share units (RSUs) of the Company (“3(i) Restricted Share Units”).

1.6.2.3.

Shares deriving from the exercise of 3(i) Options, from the vesting of 3(i) Restricted Share Units and the expiry of the restriction period of the restricted shares which were allotted under Section 3(i) (“3(i) Shares”).

1.6.3.

Furthermore, the Company has granted to employees and officers in foreign-resident companies controlled thereby, (some of whom act as service providers to such companies) who are foreign residents (“Foreign-Resident Employees”) non-tradable options exercisable into ordinary shares of the Company, Restricted Share Units (RSUs) and restricted shares (“Foreign-Employee Options”).

1.7.

KLA-Tencor Corporation is a company incorporated in the State of Delaware, U.S.A., which shares are listed on the NASDAQ, all under the symbol KLAC (“KLA” and/or the “Acquiring Company”). KLA indirectly holds two Israeli-resident companies, KLA-Tencor Integrated Metrology (Israel) (2002) Ltd. and KLA-Tencor Corporation (Israel) (hereinafter, jointly: the “Subsidiaries”).

[1]	It is noted that the 2000 plan was based upon the version of Section 102 of the Ordinance that existed prior to Amendment 132.

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Professional Division

Restructuring Department

1.8.	KLA engages in the manufacturing, equipment, controls and inspection of the microchip industry.

1.9.

On March 18, 2018, a merger agreement (the “Merger Agreement”), was executed between the Company of the first part and the Acquiring Company and Tiburon Merger Sub Technologies Ltd., P.C. 515816270, a private company incorporated in Israel, wholly owned, directly or indirectly, by KLA (the “Target Company”). It is hereby emphasized that the merger does not constitute a merger as defined in Section 103 of the Ordinance which is entitled, upon the fulfilment of the conditions stipulated in Part E2 of the Ordinance, to the benefits and conditions which are determined in the second chapter of Part E2 of the Ordinance, and therefore ,the use of the term merger in this context refers to a transaction in which KLA has in fact purchased, directly or indirectly, all of the shares of Orbotech, i.e. a share purchase transaction.

1.10.

Pursuant to the Merger Agreement, a reverse triangular merger[2] will be carried-out (the “Merger” or the “Transaction”), by which upon the completion of the Merger, the Target Company would merge into and with the Company (as the surviving company in the merger), and be wound-up pursuant to Section 323 of the Companies Law. As a result of the Merger, the Company would become a wholly-owned subsidiary (indirectly, held through the Subsidiaries) of KLA, and the Company’s shares would be delisted from the NASDAQ. A summary chart of the relevant holding structure specifying the Transaction is attached as Annex A. The closing of the Merger is expected to be carried-out subject to the fulfillment of various preliminary conditions which are anticipated to be satisfied during the first quarter of 2019 (the “Closing Date”). It is noted that the Company’s shareholders approved the Transaction and the Merger Agreement on July 12, 2018. It is further noted that until the Closing Date, the Company’s shares will continue to be traded on the NASDAQ.

1.11.

It is noted that for the purpose of the purchase of the Company’s shares, the Acquiring Company will provide no debt to the Target Company and/or to the Company and/or to a subsidiary held directly or indirectly by Orbotech.

[2]	Pursuant to Sections 314 to 327 of the Companies Law, 5759-1999 (the “Companies Law”).

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

1.12.

Pursuant to the Merger Agreement, the consideration for a single share of the Company (the “Entitling Share”) to be paid to all the entitled Rights Holders in the Company, as specified in Sections 1.5 and 1.6 (the “Entitled Shareholders”) on the Closing Date shall be as follows:

1.12.1.	A cash payment of U.S. $38.86, without added interest and net of applicable taxes (“Cash Consideration”); and

1.12.2.	0.25 of a common share of the Acquiring Company (“Stock Consideration”);

1.12.3.

The Acquiring Company will not allot fractional shares, and insofar as an Entitled Shareholder of the Company is entitled to receive fractional shares of the Acquiring Company, he will receive a cash amount in lieu thereof, which shall be equal to the product of multiplying: (1) the relative portion in the Acquiring Company’s share; by (2) the average of the closing prices of the Acquiring Company’s share on the NASDAQ in the ten days preceding the Closing Date (it is clarified that the term “Cash Consideration” includes both the cash payment described in Section 1.12.1 above and the payment for fractional shares described in this Section).

1.12.4.	The Cash Consideration and the Stock Consideration shall hereinafter jointly be referred to as: the “Transaction Consideration”.

1.13.	According to the provisions of the Merger Agreement, no payment shall be paid for treasury shares held by the Company.

1.14.	The Transaction Consideration for Employees and officers shall be as follows:

1.14.1.

The Transaction Consideration shall be granted to Capital Gains 102 Rights Holders whose rights shall have vested on the Closing Date, including options that were allotted under Section 102 of the Ordinance (net of the exercise price, if any), Restricted Share Units and restricted shares in respect of which the vesting period shall have elapsed, as well as shares deriving therefrom, and to 3(i) Rights Holders whose rights shall have vested on the Closing Date, including options that were allotted under Section 3(i) of the Ordinance (net of the exercise price, if any), Restricted Share Units and restricted shares in respect of which the vesting period shall have elapsed as well as shares deriving therefrom, all subject to the provisions of the Merger Agreement.

1.14.2.

The Foreign-Resident Employees who hold, on the Closing Date, vested options or rights to vested Restricted Share Units or restricted shares, shall be entitled to receive the Transaction Consideration, pursuant to the instructions and adjustment set forth in the Merger Agreement in respect of the aforesaid options and rights to restricted shares.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

1.14.3.

Foreign-Employee Options for which the contractual vesting date shall have not yet have passed on the Closing Date will be adopted by KLA and converted into options for the purchase of KLA shares and/or KLA Restricted Share Units as the case may be3.

1.15.

It is noted that the Transaction Consideration will be transferred from the Acquiring Company or anyone on its behalf to the Transfer Agent (as defined in Section 1.5.1 above) which shall act as a paying agent in the Transaction.

1.16.

The Acquiring Company will appoint IBI Trusts Management P.C. 515020428, withholding file no. 936080233, which will be responsible for the deduction of withholding tax, insofar as applicable, from the Transaction Consideration (the “Israeli Paying Agent” or the “Tax Trustee”).

1.17.	The Transaction Consideration will be paid to the Company’s Entitled Shareholders through the Transfer Agent and/or the Company as follows:

1.17.1.

For shareholders whose shares are listed on the NASDAQ – the Transaction Consideration will be transferred to shareholders whose shares are listed on the NASDAQ through the Foreign Brokers or directly by the Transfer Agent. It is noted that part of the aforesaid Transaction Consideration will be transferred through the Foreign Brokers to the TASE Members and/or Israeli Banks for shareholders who are residents of Israel and who hold their shares through them. If the shares are directly held by TASE Members, the consideration shall be transferred directly thereto by the Transfer Agent.

1.17.2.

For Foreign-Resident Employees – the Transaction Consideration shall be transferred to the Company and the Company will transfer the Transaction Consideration to the Foreign-Resident Employees through its subsidiaries, as the case may be.

1.17.3.	For Capital Gains 102 Rights Holders and 3(i) Rights Holders – the Transaction Consideration shall be transferred to the 102 Trustee, who will transfer it to such Rights Holders.

[3]	According to the terms and conditions set forth in the Merger Agreement.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

1.18.

It is noted that the taxation method with respect to Capital Gains 102 Rights Holders and with respect to 3(i) Rights Holders as per Section 1.6 above was arranged on October 7, 2018 by a separate tax ruling, as part of an application made to the Employees Option Taxation Department, the Professional Division of the Tax Authority (“102 Tax Ruling”), with the exclusion of the Stock Consideration which is paid to 102 Capital Gains Rights Holders and to 3(i) Rights Holders who, on the Closing Date, hold vested options and/or Restricted Shares and/or Restricted Share Units in respect of which the vesting period shall have elapsed (“KLA Shares Allotted to 102 Rights Holders and 3(i) Rights Holders”), as specified in Section 1.14.1 above, who for purposes of this tax ruling shall be deemed as Public Shareholders.

1.19.

Furthermore, it is noted that with respect to the Stock Consideration to be paid to the Interested Parties, a separate tax ruling numbered 20180544/1 (the “Interested Parties Tax Ruling”) shall be issued.

1.20.

It is further noted that the method of tax withholding to all rights holders of the Company from the Cash Consideration (other than as provided in Section 1.18 above) (and with respect to Foreign-Resident Employees and foreign resident Public Shareholders, with respect to the total Transaction Consideration, i.e., the Cash Consideration and the Stock Consideration) was arranged by a separate tax ruling, numbered 20585565, issued by the Capital Market Division in the Tax Authority on January 31, 2019 (the “Capital Market Tax Ruling”).

1.21.

In this context it is also noted that the method of tax withholding from the Transaction Consideration to Foreign-Resident Employees and to Entitled Shareholders who are not residents of Israel, will be arranged by the Capital Market Tax Ruling.

1.22.

According to your statement, pursuant to the trading data released by Nasdaq, the average daily trading volume of Orbotech shares on Nasdaq during the two-year period between June 27, 2016 and June 26, 2018 was approx. 383,135[4] shares, and that considering the number of Orbotech shares which are issued on the stock exchange and are not held by the Interested Parties (as defined above), then, on average, all of such shares are sold on the stock exchange every 117 days or thereabouts (approx. 4 months).

1.23.

According to your statement, pursuant to the trading data released by Nasdaq, the average daily trading volume of KLA shares on Nasdaq during the two-year period between May 1, 2016 and May 1, 2018 was approx. 1.4 million[5] shares, and that considering the number of KLA shares which are issued on the stock exchange and are not presently held by controlling shareholders, then, on average, all of such shares are sold on the stock exchange every 106 days or thereabouts (approx. 3.5 months).

[4]	According to trading data as presented on the Yahoo Finance website, attached as Annex B.
[5]	According to trading data as presented on the Bloomberg Finance website, attached as Annex C.

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Professional Division

Restructuring Department

Additional Declarations

1.24.

In the event the stock-for-stock transaction shall constitute a tax planning which is required to be reported, such report shall be made according to the Income Tax Regulations (Reportable Tax Planning), 5767-2006.

1.25.

According to your declaration, after the stock-for-stock transaction as aforesaid, neither the Interested Parties nor the Interested Public hold rights in the Acquiring Company at a rate exceeding 50%.

1.26.	According to your declaration, the stock-for-stock transaction is not part of a multi-stage transaction whose main objective is an inappropriate tax reduction.

1.27.

According to your declaration, no restructurings were performed according to Part E2 of the Ordinance in the two tax years preceding the year in which the date of the share exchange occurred at the Company and at any party affiliated therewith.

1.28.

According to your declaration, all of the shares and all of the rights to purchase shares of each one of the shareholders of the Company and of a party affiliated therewith, in the Company, shall be transferred / cancelled in the framework of the share exchange.

1.29.	According to your declaration, prior to the restructuring contemplated in this ruling, there are no outstanding balances between the Company and its shareholders, in their capacity as shareholders.

1.30.

According to your declaration, the entire Transaction Consideration (with the exception of consideration for equity compensation granted by the Company to employees and/or officers (including directors) and/or consultants of the Company) reflects only equity consideration for the Company’s shares and/or rights in respect of the Company’s shares and does not include salary, etc.

1.31.	According to your declaration, immediately prior to the Transaction, the Company and KLA are not an affiliate as defined in Section 103 of the Ordinance.

1.32.

According to your declaration, the entire Transaction Consideration was determined between a willing seller and a willing buyer and was not affected by the existence of any special relations, directly and/or indirectly.

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Restructuring Department

1.33.	According to your declaration, the Company does not constitute a land association within the meaning thereof in the Land Taxation Law (Appreciation and Purchase), 5723-1963.

1.34.

The Subsidiaries of KLA and Orbotech are subject to the provisions of the Encouragement of Capital Investments Law, 5719-1959, as of the date of issuance of this tax ruling. It is noted that as of 2018 Orbotech reports its income within a preferred route.

2.	The application

To confirm that the exchange of Orbotech shares by Public Shareholders who hold their shares through either TASE Members or through the Foreign Brokers or directly through the Transfer Agent, as well as by Public Shareholders whose holdings are registered in the Company’s register in Israel, with the exclusion of Public Shareholders who are exempt from tax due to their residency, who comply with the conditions specified in Section 3.5 of the Capital Market Tax Ruling (the “Interested Public”) and by 102 Capital Gains Rights Holders and 3(i) Rights Holders who are entitled to Stock Consideration – shall not be deemed as a sale at the exchange date but rather on the date of the actual sale of the allotted shares thereby.

3.	The tax ruling:

3.1.

Every term in this tax ruling shall bear the meaning and the definition determined therefor in Part E2 of the Ordinance, after Amendment 242 to the Ordinance, unless explicitly stated otherwise (in this respect, see, inter alia, the explicit reference highlighted in Section 1.12 above).

3.2.	For purposes of Section 104H of the Ordinance and for purposes of this chapter:

“Transferring Shareholders” – The Interested Public.

“Transferred Company” – Orbotech.

“Transferred Shares” – Orbotech’s shares held by the Interested Public.

“Surviving Company” – KLA, indirectly, through the Subsidiaries.

“Exchange Date” – The exchange of the shares in practice and no later than 180 days from the date of issuance of this tax ruling.

“Allotted Shares” – KLA shares which are allotted to the Transferring Shareholders against the Transferred Shares, all within the meaning thereof in Section 104H of the Ordinance, including all of the securities to be received in the context of a capital restructuring of KLA, including distribution of bonus shares, split and any right allotted by virtue thereof.

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Professional Division

Restructuring Department

“Trustee” – IBI Trusts Management P.C. 515020428, withholding file no. 936080233.

Exchange of Orbotech shares held by the Interested Public against the Allotted KLA Shares

3.3.

By virtue of my authority under Section 104H(b)(1)(e) of the Ordinance, and subject to the veracity of the facts that were presented to me in writing and orally, I hereby confirm that the exchange of the Exchanged Orbotech Shares for the Consideration in KLA Shares (as defined below) by the Interested Public shall be subject to all of the provisions and conditions in Section 104H of the Ordinance and the regulations promulgated thereunder with respect to the Interested Public, in accordance with and subject to this tax ruling.

3.4.	I hereby confirm that the Share Exchange date will be the date of the exchange of the shares in practice and no later than 180 days from the date of issuance of this tax ruling (the “Exchange Date”).

3.5.

It is clarified that, subject to the fulfilment of all the conditions of this tax ruling and the provisions of Part E2 of the Ordinance, exchange of the Orbotech shares which are exchanged for the Consideration in KLA Shares which are held by the Interested Public in the framework of the Transaction, shall not be deemed, on the Closing Date, as a sale for purposes of Part E2 of the Ordinance.

3.6.

In addition, I hereby confirm that in view of the volume of the sales performed by the Interested Public in the period preceding the Closing Date, as specified in Section 1.22 above, the Interested Public shall be deemed as someone for whom the date of the sale of the Allotted Shares held by him, for purposes of Section 104H of the Ordinance, is the date of the first sale of the Allotted Shares in practice.

3.7.	For avoidance of doubt, it is clarified and agreed that the Surviving Company shall allocate, in the share exchange transaction, shares with equal rights to all the Transferring Shareholders.

3.8.

For avoidance of doubt, it is clarified and agreed that the ratio between the market value of the transferred shares and the market value of the Surviving Company, immediately following the exchange of the shares shall be as the ratio between the market value of the Stock Consideration and the Cash Consideration, and the market value of all the rights in the Surviving Company, immediately following the exchange of the shares.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

3.9.

For the purpose of calculating the capital gains per share held by the Interested Public, on the first sale of the Allotted Shares, the original price of the shares which are exchanged for the Stock Consideration, as being in the hands of the seller prior to the transaction, shall be deemed as the original price of the Allotted Share, all pursuant to the provisions of the Ordinance.

In this respect, the “Exchanged Orbotech Shares for the Consideration in KLA Shares” shall be determined according to the ratio between the total KLA Stock Consideration and the total Cash Consideration together with the value of KLA shares that were received within the Transaction (the Transaction Consideration), multiplied by the number of securities of the Entitling Shares held by the Entitled Shareholders (the “Exchanged Entitling Shares”).

The calculation formula regarding considerations received by an Entitled Shareholder:

A – Cash Consideration

B – the value of 0.25 of a share of KLA common stock which was received according to the average of 30 trading days preceding the Closing Date

C – the number of the Company’s securities held by an Entitled Shareholder

It is clarified that the cost of Exchanged Orbotech Shares, net of the cost which was attributed to the Cash Consideration (according to Section 3.13 of the Capital Market Tax Ruling) shall be attributed to the Allotted Shares (in the FIFO method).

3.10.

The charging of the tax in respect of the Exchanged Orbotech Shares for the Consideration in KLA Shares held by the Interested Public, calculation of the profit or loss and calculation of the tax deriving therefrom, which the Interested Public shall generate, shall be performed only on the date of the first sale of the Allotted Shares and in respect of each sold part.

3.11.

It is clarified that if any shareholder of the Interested Public shall ask a TASE Member to deem the exchange of shares as a taxable event, it shall not be subject to the provisions of this tax ruling but rather to the provisions of any law and the provisions of the Capital Market Tax Ruling.

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Professional Division

Restructuring Department

3.12.

Deduction of the withholding tax in a first sale of the Allotted Shares will be performed in accordance with the provisions of the Income Tax Regulations (Deduction from Consideration, Payment or Capital Gain in the Sale of a Security, in the Sale of a Mutual Fund Unit, or in a Future Transaction) 5763-2002 (the “Deduction from Capital Gain Regulations”), all subject to the directives and the Capital Market Tax Ruling.

3.13.	The Exchanged Orbotech Shares for the Consideration in KLA Shares by the Interested Public shall be exempt from withholding tax.

3.14.

With respect to shareholders directly registered with the Transfer Agent, the Israeli Paying Agent will also serve as the exchange trustee in the exchange of Orbotech shares with KLA shares, and the following provisions shall apply:

3.14.1.	The Israeli Paying Agent shall hold the Allotted Shares in trust for the shareholders directly registered with the Transfer Agent, until the date of their actual sale in a first sale.

3.14.2.

The Israeli Paying Agent shall hold the allotted rights until their sale and the withholding of tax in respect of such sale, at the tax rate specified in Section 104H(C)(5) of the Ordinance, from the consideration, or at such lower rate as the Assessing Officer shall determine in a specific written certification. Such tax withholding shall be transferred by the exchange trustee to the Assessing Officer of the exchange trustee, by the 15th day of the month following the month in which the allotted rights were sold. For the purpose of this subsection, a “sale” – including involuntary sale, encumbrance or the transfer of rights to the registered shareholders.

3.14.3.

It is hereby clarified that the Israeli Paying Agent may sell the allotted rights without the consent of the applying rights holder for the purpose of paying the tax mandated under the Ordinance or under this tax ruling.

3.14.4.

The Israeli Paying Agent shall withhold tax in any dividend distribution by KLA, in accordance with the provisions of the Income Tax Ordinance, and shall transfer such tax in the framework of its tax withholding file, by the 15th day of the month following the month in which the dividend was distributed. To clarify, after the tax payment the Trustee shall transfer the remaining dividend to the registered shareholders.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

3.14.5.

Insofar as any of the shareholders directly registered with the Transfer Agent requests to deem the share exchange as a taxable event, the provisions of this tax ruling shall not apply to him, but rather the provisions of any law and the provisions of the Capital Market Tax Ruling shall apply.

3.15.

Notwithstanding anything above to the contrary, KLA Shares allotted to Public Shareholders who are Capital Gains 102 Rights Holders shall be deposited with the 102 Trustee of the Acquiring Company, ESOP Management & Trust Services Ltd., Private Co. 513699538, Tax Withholding File 935877779 (the “102 Trustee of the Acquiring Company”). The tax withholding in a sale of the KLA Shares Allotted to Interested Parties as aforesaid, shall be carried out by the 102 Trustee of the Acquiring Company, in accordance with the provisions of Section 102 of the Ordinance and the 102 Tax Ruling, and the provisions of Section 104H(e) shall apply with respect thereto.

3.16.

KLA Shares allotted to Public Shareholders who are 3(i) Rights Holders shall be deposited with the 102 Trustee of the Acquiring Company and/or remain with the 102 Trustee. The withholding of tax in a sale of KLA shares allotted to 3(i) Rights Holders with respect to vested 3(i) Options and 3(i) Restricted Share Units (with respect to which tax was not yet paid as work income and/or business income, as the case may be) shall be carried out by the 102 Trustee of the Acquiring Company, upon their actual sale in accordance with the Income Tax Regulations (Withholding from Payments for Services or Assets), 5737-1977, the Income Tax Regulations (Withholding from Certain Types of Fees), 5727-1967, the Income Tax Regulations (Withholding from Salary and Wages), 5753-1993, or in accordance with another valid certification from the Tax Authority, as applicable.

3.17.

The withholding of tax in a sale of KLA shares allotted to 3(i) Rights Holders with respect to vested 3(i) Options (including 3(i) Restricted Share Units for which tax was paid as work income and/or business income, as the case may be, at the end of the vesting/restriction period, (i.e., at the time of conversion of options into shares the tax was paid with respect to the ordinary income consideration) shall be carried out by the 102 Trustee of the Acquiring Company and/or the Trustee (as the case may be), upon their sale in accordance Section 3.14.2 above (i.e., at the tax rate specified in Section 104H(C)(5) of the Ordinance, from the capital gains, or at such lower rate as the Assessing Officer shall determine in accordance with a detailed report regarding capital gains to be presented to him), all in accordance with the provisions of this tax ruling.

General provisions

3.18.

This Tax Ruling is issued subject to the accuracy of all the facts which were presented to us by you and subject to presentation of all full and relevant details, including those appearing in this tax ruling. The Israeli Tax Authority may cancel this ruling, in part or in whole, immediately or retroactively, in the event that it is found out that the details provided are untrue and/or it is found out that material details were not provided.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

3.19.

For avoidance of doubt it is clarified and agreed that this tax ruling does not provide confirmation in any way of compliance with the terms set forth in part E-2 of the Ordinance in general, and compliance with the terms set forth in Section 104H of the Ordinance in particular, which subject may be reviewed by the assessing officer and/or the Israeli Tax Authority.

3.20.

It is clarified and agreed that that no deduction will be permitted for the purpose of determining the taxable income, whether directly or indirectly, to the Surviving Company or the Transferred Company, as specified in the tax ruling and/or to a related party, of any expenses relating, directly and / or indirectly, to the share exchange, including legal expenses, auditing, experts, consultants and various fees, as a deduction or expense under Section 17 of the Ordinance.

3.21.

It is clarified and agreed that this tax ruling does not determine the tax treatment of Orbotech’s shareholders who are not Interested Public, and this tax ruling does not limit the assessing officer and/or the Tax Authority in respect thereof.

3.22.

For the avoidance of doubt it is clarified and agreed that this tax ruling shall not apply to options for Orbotech shares which were allotted to officers and to others, which sale is subject to the provisions of Section 3(i) of the Ordinance and/or shares which were allotted to Employees, which sale is subject to the provisions of Section 102, which are settled under the 102 Tax Ruling as set forth in Section 1.18 above, other than with respect to KLA Shares which are allotted to 102 Rights Holders and 3(i) Rights Holders, as specified in Section 1.14.1 and 1.17 above, that will be deemed, for purposes of this tax ruling, as Public Shareholders, mutatis mutandis.

3.23.

For the avoidance of doubt, it is clarified and agreed that nothing in this tax ruling constitutes making an assessment in any manner for any body and/or confirmation of the facts and/or values and/or acts and/or transactions and/or data which were presented by you, issues which may be inspected by the Assessing Officer.

3.24.

For the avoidance of doubt, it is hereby clarified and agreed that this certificate shall not derogate from and/or limit in any way the powers of the Assessing Officer and/or the Tax Authority, pursuant to the provisions of the Ordinance and under any law.

3.25.

It is agreed that nothing in this tax ruling shall determine the classification of the income upon the sale of the allotted shares by the Interested Public, for all intents and purposes. Such classification shall be checked by the relevant Assessing Officers.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

3.26.

For the avoidance of doubt, it is clarified and agreed that this tax ruling pertains only to the exchange of Orbotech shares for KLA Shares by the Interested Public. Furthermore, nothing in this tax ruling constitutes any confirmation of the outline of the transaction, including the reverse triangular merger as specified in Section 1.10 above, and this Tax Ruling shall in no way limit and/or prejudice the rights of the Assessing Officer and/or the Tax Authority, and their claims in this respect or otherwise, including with respect to the making of assessments, withholding, classification of the transaction, determination of residency and everything deriving therefrom.

3.27.

For the avoidance of doubt, it is clarified and agreed that nothing in this tax ruling constitutes any confirmation of the content of Section 1.12 regarding the merger consideration, the determination of residency and the manner of transfer of the merger considerations, issues which may be examined by the Assessing Officer and/or the Tax Authority. Furthermore, nothing in this tax ruling constitutes any confirmation regarding compliance with the provisions of Section 85A of the Ordinance and the regulations promulgated thereunder, an issue which may be examined by the Assessing Officer and/or the Tax Authority.

3.28.

For the avoidance of doubt, it is clarified and agreed that this tax ruling does not constitute any approval with respect to the tax aspects of the Acquiring Company, whether itself or through affiliated parties, in respect of the payment to shareholders of the Company incidentally to the purchase transaction, which issues are subject to the inspection of the assessing officer and the Tax Authority.

3.29.

For the avoidance of doubt, it is hereby clarified and agreed that this approval does not derogate from and/or limit in any way the powers of the assessing officer and/or the Tax Authority according to the provisions of the Ordinance and according to the provisions of any law, and the assessing officer has the authority to check any action and/or transaction that is performed in the framework of the purchase transaction. In addition, this tax ruling does not limit the assessing officer’s authority to inspect the sale of KLA’s shares by the Interested Public, in the future, and to issue assessments in accordance with the Ordinance and any law.

3.30.

For the avoidance of doubt, it is clarified and agreed that this tax ruling does not constitute any approval for a transaction for the transfer of Orbotech’s shares to the Acquiring Company, including the determination of the tax liability in the transaction, and inter alia regarding the value thereof, the identity of the parties to the transaction and their residence, the manner of performance thereof (for consideration in cash or D/C), its classification for tax purposes (liable or exempt) etc., which issues are subject to the inspection of the assessing officer and/or the Tax Authority.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

3.31.	The aforesaid is not binding on the Capital Market, Insurance and Savings Division at the Ministry of Finance, the Bank of Israel, the ISA, another tax authority or any other body.

3.32.

Orbotech and KLA undertake to publish, in proximity to confirmation of this tax ruling, the principles of this tax ruling and/or the entire tax ruling, in a report to the SEC, by way of attachment (by way of reference) to the prospectus and to the registration statement on Form S-4 of KLA. On the Closing Date, Orbotech and KLA undertake to deliver to the Tax Authority information regarding the rate of the Exchanged Orbotech Shares for the consideration in shares.

3.33.

The provisions of this tax ruling do not derogate from the entitlement of a shareholder, who deems himself entitled to a refund of tax as aforesaid, for whatever lawful reason, to receive a refund of tax that was withheld. It is clarified that the aforesaid will be done only through the filing of a report, within the meaning thereof in Section 131 of the Ordinance, to the assessing officer. It is clarified that the aforesaid does not derogate from the authority given in the Ordinance to the assessing officer.

3.34.

This tax decision was issued subject to the veracity of all of the facts that were provided to us by you and subject to the fact that we have been provided with all of the full and relevant details, including those appearing in this tax decision. The Tax Authority is entitled to cancel this tax decision, in whole or in part, immediately or retroactively, if it transpires that the details that were provided are incorrect and/or if it transpires that material details were not provided at all.

3.35.	This tax ruling will be valid insofar as the Closing Date is by June 30, 2019, unless extended by the Restructuring Department at the Tax Authority.

3.36.

Orbotech, KLA and the Israeli Paying Agent and/or the Tax Trustee undertake to transfer to the Professional Division at the Tax Authority and to the assessing officer, within 30 days from the Closing Date, a letter in which they confirm acceptance of all of the terms and conditions of the tax decision, verbatim and without qualification. If no such letter is received within the said timeframe from Orbotech, KLA and the Israeli Paying Agent, this tax ruling shall be deemed as a tax ruling other than by agreement, and all of the provisions with respect to deduction of the withholding tax shall be deemed null and void retroactively.

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086

Professional Division

Restructuring Department

Sincerely,

Tzvika Barel, C.P.A. (L.L.M.)

Director of Restructuring Department

cc:

Mr. Roland Am-Shalem, C.P.A. (L.L.M.) — Senior VP for Professional Affairs

Mr. Ofri Shalev, C.P.A. — Senior Department Manager Professional — Kfar Saba Assessing Officer

Mr. Avi Bachar, C.P.A. — AOLE

Mrs. Hila Peretz, Adv. — Legal Counsel

Mr. Rafi Twina, Adv. — Legal Counsel

Mr. Tziki Kotler — Director (National Supervisor — Restructuring)

125 Menachem Begin Road, Kiryat HaMemshalla, Tel Aviv 61070, P.O.B. 7008, Floor 18, Tel.: 03-7633060 Fax: 03-7633086